Exhibit 5.1

Snell & Wilmer L.L.P.
Hughes Center
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169-5958
TELEPHONE: 702.784.5200
FACSIMILE: 702.784.5252

June 17, 2022

Applied Blockchain, Inc.
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as special Nevada counsel to Applied Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the registration of 15,166,666 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company issuable to employees and independent contractors of the Company pursuant to the Company’s 2022 Incentive Plan (the “Incentive Plan”) and to non-employee directors of the Company pursuant to the Company’s 2022 Non-Employee Director Stock Plan (the “Director Plan;” and, together with the Incentive Plan, the “Plans”), covered by the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and exhibits hereto;

2. The Second Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended though the date hereof, certified as of the date hereof by an officer of the Company;

3. The Amended and Restated Bylaws of the Company, as amended though the date hereof, certified as of the date hereof by an officer of the Company;

4. Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of June 15, 2022;

5. The resolutions adopted by the Board of Directors of the Company relating to the approval of the Plans, the authorization of the issuance of the Shares pursuant to the terms of the Plans and the preparation and filing of the Registration Statement and the resolutions adopted by the shareholders of the Company relating to the approval of the Plans (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;
6. The Plans, each certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

4869-8728-5538

Applied Blockchain, Inc.
June 17, 2022

A. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Shares, the Company will receive or has received the consideration for such Shares required by the Resolutions.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and otherwise in accordance with the Registration Statement, and upon payment for and delivery of the Shares subject to issuance and sale by the Company, the Shares will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

4869-8728-5538